Exhibit 11

                               Opinion of Counsel
                    regarding legality of issuance of shares
                               and other matters.
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               [PAUL, HASTINGS, JANOFSKY & WALKER LLP LETTERHEAD]




                                 March 11, 1998


(415) 835-1600                                                       27361.84176




Advisors Series Trust
2025 East Financial Way, Suite 101
Glendora, CA  91741

         Re:      Van Deventer & Hoch American Value Fund opinion

Ladies and Gentlemen:

         We have acted as counsel to Advisors Series Trust, a Delaware business trust (the "Trust"), in connection with a Post-Effective Amendment to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Post-Effective Amendment") and the Registration Statement filed on Form N-14 with the Securities and Exchange Commission (the "Proxy Statement/Prospectus") and relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") of one series of the Trust: Van Deventer & Hoch American Value Fund (the "Fund").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

         (a) the Trust's Certificate of Trust as filed with the Secretary of State of Delaware on October 3, 1996, certified to us as in effect on the date hereof;
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PAUL, HASTINGS, JANOFSKY & WALKER LLP

         (b) the Trust's Agreement and Declaration of Trust dated October 3, 1996 (the "Trust Instrument"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (c) the Bylaws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (d) resolutions of the Trustees of the Trust adopted at a meeting on December 5, 1997, authorizing the establishment of the Fund and the issuance of the Shares;

         (e)      the Post-Effective Amendment;

         (f)      the Proxy Statement/Prospectus; and

         (g) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

         In rendering our opinion below, we have not conducted an independent examination of the books and records of the Trust for the purpose of determining whether all of the Shares were fully paid prior to their issuance and do not believe it to be our obligation to do so.

         Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code (the "Delaware Business Trust Act") and the case law interpreting such Chapter as reported in Delaware Laws Annotated (CSC The United States Corporation Company, April 1997) as updated on Lexis on March 6, 1998. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendment and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.
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PAUL, HASTINGS, JANOFSKY & WALKER LLP LETTERHEAD

         This opinion is rendered to you in connection with the Post-Effective Amendment and the Proxy Statement/Prospectus and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

                                 Sincerely yours,



                                 /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
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